AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                             TRIANGLE BANCORP, INC.


As amended September 17, 1997 (Shareholders) Article III, Section 2 (a)

As amended April 28, 1997 (Shareholders) Article III, Section 2(a)

As amended February 23, 1995 (Shareholders) Article III, Section 2(a)

As amended May 17, 1994 (Shareholders)

As amended May 11, 1993 (Shareholders)

As amended August 18, 1992 (Board of Directors)

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                                TABLE OF CONTENTS
                                    ARTICLE I
                                     OFFICES

     1.  Principal Office. . . . . . . . . . . . . . . . . . .  1
     2.  Registered Office . . . . . . . . . . . . . . . . . .  1
     3.  Other Offices . . . . . . . . . . . . . . . . . . . .  1

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     1.  Place of Meetings . . . . . . . . . . . . . . . . . .  1
     2.  Annual Meeting. . . . . . . . . . . . . . . . . . . .  2
     3.  Substitute Annual Meeting . . . . . . . . . . . . . .  2
     4.  Special Meetings. . . . . . . . . . . . . . . . . . .  2
     5.  Notice of Meetings. . . . . . . . . . . . . . . . . .  3
     6.  Shareholders List . . . . . . . . . . . . . . . . . .  5
     7.  Quorum. . . . . . . . . . . . . . . . . . . . . . . .  5
     8.  Voting of Shares and Voting Groups. . . . . . . . . .  6
     9.  Proxies . . . . . . . . . . . . . . . . . . . . . . .  7
     10. Inspectors of Election. . . . . . . . . . . . . . . .  8
     11. Shareholder Proposals. . . . . . . . . . . . . . . . . 9

                                   ARTICLE III
                                    DIRECTORS

     1.  General Powers. . . . . . . . . . . . . . . . . . . .  10
     2.  Number, Term, and Qualification . . . . . . . . . . .  10
     3.  Election of Directors . . . . . . . . . . . . . . . .  11
     4.  Removal . . . . . . . . . . . . . . . . . . . . . . .  12

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     5.  Vacancies . . . . . . . . . . . . . . . . . . . . . .  13
     6.  Chairman. . . . . . . . . . . . . . . . . . . . . . .  13
     7.  Compensation. . . . . . . . . . . . . . . . . . . . .  14
     8.  Executive and Other Committees. . . . . . . . . . . .  14
     9.  Directors Emeritus. . . . . . . . . . . . . . . . . .  16

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

     1.  Regular Meetings. . . . . . . . . . . . . . . . . . . 17
     2.  Special Meetings. . . . . . . . . . . . . . . . . . . 17
     3.  Notice of Meetings. . . . . . . . . . . . . . . . . . 17
     4.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . 18
     5.  Manner of Acting. . . . . . . . . . . . . . . . . . . 18
     6.  Informal Action by Directors. . . . . . . . . . . . . 19
     7.  Attendance by Telephone . . . . . . . . . . . . . . . 20


                                    ARTICLE V
                                    OFFICERS

     1.  Number. . . . . . . . . . . . . . . . . . . . . . . . 20
     2.  Appointment and Term. . . . . . . . . . . . . . . . . 20
     3.  Removal . . . . . . . . . . . . . . . . . . . . . . . 21
     4.  Compensation. . . . . . . . . . . . . . . . . . . . . 21
     5.  President . . . . . . . . . . . . . . . . . . . . . . 21
     6.  Executive Vice Presidents, Senior Vice Presidents,
          and Vice-Presidents. . . . . . . . . . . . . . . . . 22
     7.  Secretary . . . . . . . . . . . . . . . . . . . . . . 23

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     8.  Vice President, Finance . . . . . . . . . . . . . . . 24
     9.  Assistant Secretaries and Treasurers. . . .  . . . .  24
     10. Controller and Assistant Controllers. . . . . . . . . 25
     11. Executive Officers. . . . . . . . . . . . . . . . . . 25
     12. Bonds . . . . . . . . . . . . . . . . . . . . . . . . 25
     13. Voting Upon Stocks. . . . . . . . . . . . . . . . . . 26


                                   ARTICLE VI
                     CERTIFICATES FOR AND TRANSFER OF SHARES

     1.  Certificates for Shares . . . . . . . . . . . . . . . 26
     2.  Transfer of Shares. . . . . . . . . . . . . . . . . . 27
     3.  Transfer Agent and Registrar. . . . . . . . . . . . . 27
     4.  Record Date . . . . . . . . . . . . . . . . . . . . . 28
     5.  Lost Certificates . . . . . . . . . . . . . . . . . . 29
     6.  Holder of Record. . . . . . . . . . . . . . . . . . . 29
     7.  Shares held by Nominees . . . . . . . . . . . . . . . 29
     8.  Acquisition by Corporation of its Own Shares. . . . . 31
     9.  Shareholder Protection Act. . . . . . . . . . . . . . 31
     10. Control Share Acquisition Act . . . . . . . . . . . . 31


                                   ARTICLE VII
                        INDEMNIFICATION AND REIMBURSEMENT
                            OF DIRECTORS AND OFFICERS

     1.  Indemnification for Expenses and Liabilities. . . . . 32
     2.  Advance Payment of Expenses . . . . . . . . . . . . . 33

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     3.  Insurance . . . . . . . . . . . . . . . . . . . . . . 34
     4.  Definitions . . . . . . . . . . . . . . . . . . . . . 34


                                  ARTICLE VIII
                               GENERAL PROVISIONS

     1.  Distributions . . . . . . . . . . . . . . . . . . . . 35
     2.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . 35
     3.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . 36
     4.  Effective Date of Notice. . . . . . . . . . . . . . . 36
     5.  Corporate Records . . . . . . . . . . . . . . . . . . 36
     6.  Bylaw Amendments. . . . . . . . . . . . . . . . . . . 37
     7.  Amendments to Articles of Incorporation . . . . . . . 38


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                                     BYLAWS
                                       OF
                             TRIANGLE BANCORP, INC.


                                    ARTICLE I
                                     OFFICES

     1. Principal Office. The principal office of the Corporation shall be located in Wake County, North Carolina or such other place as is designated by the Board of Directors.

     2. Registered Office. The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

     3. Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.


                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other


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place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by the Board of Directors.

     2. Annual Meeting. The annual meeting of the shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, on such day and at such time during the second quarter of the Corporation's fiscal year as the Board of Directors shall from time to time determine, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

     3. Substitute Annual Meeting. If the annual meeting shall not be held within the time period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Paragraph 4 of this Article
II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

     4. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, the President, the Secretary, or the Board of Directors of the Corporation.

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     5.  Notice of Meetings.

          (a) Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date thereof, either personally or by telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission, mail, or by private carrier, or by any other means permitted by law, by or at the direction of the Board of Directors, Chairman of the Board, President, Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting, provided that such notice must be given to all shareholders, including nonvoting shareholders, with respect to any meeting at which a merger, share exchange, sale of assets other than in the regular course of business, or voluntary dissolution is to be considered and in such other instances as required by law. If a new record date for the adjourned meeting is fixed pursuant to Paragraph 4 of Article VI, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the record of shareholders of the Corporation, with postage thereon prepaid.

          (b) In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than


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election of Directors, on which the vote of the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act or notice of such purpose is otherwise required by law to be provided. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

          (c) When a meeting is adjourned for more than one hundred twenty days or a new record date is or must be fixed as required by law, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for one hundred twenty days or less in any one adjournment, it shall not be necessary to give any notice of the new date, time and place of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken.

          (d) A shareholder in a signed writing may waive notice of any meeting before or after the date and time stated in the notice by delivering such waiver to the Corporation for inclusion in the minutes. Attendance by a shareholder at a meeting constitutes a waiver of notice of such meeting, unless at the beginning of the meeting the shareholder objects to holding the meeting or transacting business at the meeting, or objects to considering a matter not within the purpose or purposes described in the meeting notice before it is voted on.

     6. Shareholders List. After fixing the record date for a meeting, the Secretary of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting or any adjournment thereof, arranged by voting group, class and series, with the address of and number of shares held by each. Such list shall be kept on file at the principal office of the Corporation, or at a place identified in the meeting notice in the city where the meeting will be held, beginning two business days after notice of such meeting is given and continuing through the meeting, and on written demand shall be subject to inspection or copying by any shareholder, his agent or attorney at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, his agent or attorney during the entire time of the meeting or any adjournment.

     7.  Quorum.
          (a) Unless otherwise provided by law, a majority of the votes entitled to be cast on a matter by a separate voting group shall constitute a quorum of such voting group on that matter at a meeting of shareholders. A separate voting group may only take action on a matter at a meeting if a quorum of those shares are present with respect to that matter. In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn, but no other business may be transacted until and unless a quorum is present. When a quorum is

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present at any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a quorum is present at the original meeting, a quorum need not be present at an adjourned meeting to transact business.

          (b) At a meeting at which a quorum is present, a separate voting group may continue to do business until adjournment, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum of the separate voting group.

     8.  Voting of Shares and Voting Groups.

          (a) Except as otherwise provided by the Articles of Incorporation or by law, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. All shares entitled to vote and be counted together collectively on a matter as provided by the Articles of Incorporation or by the North Carolina Business Corporation Act shall constitute a single voting group. Additional required voting groups shall be determined in accordance with the Articles of Incorporation, the Bylaws, and the North Carolina Business Corporation Act.

          (b) Except in the election of Directors, at a shareholder meeting duly held and at which a quorum is present, action on a matter by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote by a greater number is required by law or by the Articles of Incorporation or Bylaws of the Corporation. For such actions, abstentions shall not be treated as negative votes. Corporate action on such matters shall be taken only when approved by each and every voting group entitled to vote as a separate voting group on such matter as provided by the Articles of Incorporation or Bylaws or by the North Carolina Business Corporation Act.

          (c) Voting on all matters except the election of Directors shall be by voice vote or by a show of hands unless the chairman of the meeting directs that voting on such matter shall be by ballot.

          (d) Absent special circumstances, shares of the Corporation shall not be entitled to vote if they are owned, directly or indirectly, by another corporation in which the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided that this provision does not limit the power of the Corporation to vote its own shares held by it in a fiduciary capacity.

     9. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney-in-fact. A proxy shall not be valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies

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therein the length of time for which it is to continue in force, or limits its use to a particular meeting. Any proxy shall be revocable by the shareholder unless the written appointment expressly and conspicuously provides that it is irrevocable and the appointment is coupled with an interest as required by law. The shareholder may revoke the proxy by filing with the Secretary of the Corporation either a written instrument of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting his shares in person.

     10. Inspectors of Election.
          (a) Appointment of Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman.

          (b) Duties of Inspectors. The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

          (c) Vote of Inspectors. If there are three inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

          (d) Report of Inspectors. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     11. Shareholder Proposals. Any shareholder wishing to nominate one or more Directors or bring any other business before a meeting of shareholders must provide notice to the Corporation at least 50 days before the meeting in writing by registered mail, return receipt requested, of the business or nomination to be presented by him or her at the shareholders' meeting. In the absence of such notice to the Corporation, a shareholder shall not be entitled to present any business or nominate at any meeting of shareholders.


                                   ARTICLE III
                                    DIRECTORS

     1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors or by such committees as the Board of Directors may establish pursuant to these Bylaws.

     2.  Number, Term, and Qualification.
          (a) The number of Directors of the Corporation shall be not less than ten nor more than twenty-eight as from time to time may be fixed or changed within said minimum or maximum by the affirmative vote of a majority of Directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Such minimum and maximum may not be changed by the Board of Directors, but only by the affirmative vote of 75% of all eligible votes present, in person or by proxy, at a meeting of shareholders at which a quorum is present. Such meeting of shareholders unless the notice of a meeting states that the purpose, or one of the purposes, of the meeting is to change the number of Directors of the Corporation.

Note: The provisions of this Article III, Section 2.(a) have been adopted by the shareholders of the Corporation and may not be amended except by the shareholders in accordance with the provisions of Article VIII, Section 6.(a) hereof.

          (b) At the first annual meeting of shareholders, the Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of shareholders after their election, the term of office of the second class to expire at the second annual meeting of shareholders after their election, and the term of office of the third class to expire at the third annual meeting of shareholders after their election. At each annual meeting of shareholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor is elected and qualified, or until his earlier death, resignation, retirement, removal, or disqualification. In the event of any increase or decrease in the number of Directors, the additional or eliminated directorships shall be so classified or chosen so that all classes of Directors shall remain and become equal in number as nearly as possible. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.
     3. Election of Directors. Except as provided in Paragraph 5 of this Article III, Directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes at a meeting at which a quorum is present shall be deemed to have been elected. If any shareholder so demands, election of Directors shall be by ballot.

     4.  Removal.
         (a) A Director may be removed from office with cause by the affirmative vote of 75 percent of all eligible votes present at a meeting of shareholders at which a quorum is present. A Director may be removed from office without cause by the affirmative vote of 75 percent of all eligible votes present at a meeting of shareholders at which a quorum is present, provided that removal without cause is recommended to the shareholders by the Board of Directors pursuant to a vote of not less than 75 percent of the Directors then in office. If a Director is elected by a separate voting group, only the members of that voting group may participate in the vote to remove him. For purposes of this Section, "cause" is defined as personal dishonesty, incompetence, mental or physical incapacity, breach of fiduciary duty involving personal profit, a failure to perform stated duties, or a violation of any law, rule or regulation (other than a traffic violation or similar routine offense) (based on a conviction for such offense or an opinion of counsel to the Corporation to such effect). The entire Board of Directors may not be removed except pursuant to the removal of individual Directors in accordance with the foregoing provisions.

         (b) No Director may be removed at a meeting of shareholders unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is to remove that Director.

Note: The provisions of Section 4.(a) are contained in the Articles of Incorporation of the Corporation and are included in the Bylaws only for ease of reference. These Bylaw provisions have not been adopted by the shareholders.

     5. Vacancies. A vacancy occurring in the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of Directors or resulting from the shareholders' failure to elect the full authorized number of Directors, may only be filled by the Directors remaining in office, or if the Directors remaining in office constitute less than a quorum of the Directors, by the affirmative vote of a majority of all remaining Directors or by the sole remaining Director; provided that if any Director was elected by a voting group, a vacancy in that position may be filled only by any remaining Director or Directors elected by that voting group, if any, and if there are none, by members of the related voting group. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     6. Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. In the absence of the Chairman, the President shall preside at meetings of the Board. The Chairman will not be considered an officer of the Corporation. The Chairman will not participate in the operating management of the Corporation other than in the capacity of a director. Further, the Chairman will have no authority to sign and execute any documents or instruments on behalf of the Corporation.

     7. Compensation. The Board of Directors may provide for the compensation of Directors for their services as such and may provide for the payment of any and all expenses incurred by the Directors in connection with such services.

     8.  Executive and Other Committees.
          (a) The Board of Directors, by resolution adopted by 80 percent of the Directors then in office, may designate from among its members an Executive Committee and one or more other committees.

          (b) Each committee shall consist of two or more Directors, and each, to the extent authorized by law or provided in the resolution, shall have and may exercise all of the authority of the Board of Directors, except no such committee may: (1) authorize distributions; (2) approve or propose to shareholders action that is required to be approved by shareholders under the North Carolina Business Corporation Act or any successor to such statutes; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation; (5) adopt, amend, or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (8) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

          (c) Any resolutions adopted or other action taken by any such committee within the scope of the authority delegated to it by the Board of Directors shall be deemed for all purposes to be adopted or taken by the Board of Directors. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

          (d) Regular meetings of any such committee may be held without notice at such time and place as such committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of such meeting, which notice may be written or oral and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to any member of the committee at his business address. Any member of any committee may in a signed writing waive notice of any meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of any committee need not state the business proposed to be transacted at the meeting.

          (e) A majority of the members of any such committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such committee must be authorized by the affirmative vote of a majority of the members of such committee.

          (f) Any member of any such committee may be removed at any time with or without cause by resolution adopted by the affirmative vote of at least 80 percent of the Directors then in office, and vacancies in the membership of a committee resulting from death, resignation, disqualification, or removal shall be filled by the Board of Directors pursuant to the affirmative vote of 80 percent of the Directors then in office.

          (g) Any such committee shall elect a presiding officer from among its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

     9. Directors Emeritus. The Board of Directors may, by resolution duly adopted, appoint Directors Emeritus of the Corporation for outstanding contributions to the Corporation. Such Directors Emeritus shall have no right to vote on matters before the Board of Directors or to attend meetings of the Board of Directors.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

     1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

     2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if one has been duly elected), the President or any two Directors. Such meetings may be held either within or without the State of North Carolina.

     3.  Notice of Meetings.
          (a) Regular meetings of the Board of Directors may be held without notice.
          (b) The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof either personally or by telephone, telegraph, teletype or other form of wire or wireless communication or by facsimile transmission, mail or private carrier or by any other means permitted by law. Such notice need not specify the business to be transacted at, or the purpose of, the meeting that is called. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

          (c) A Director, in a signed writing, may waive notice of any meeting before or after the date and time stated in the notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and does not vote for or assent to action taken at the meeting.

     4. Quorum. A majority of the Directors in office immediately before the meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

     5.  Manner of Acting.
          (a) Except as otherwise provided in this paragraph, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by law, the Articles of Incorporation, or a Bylaw adopted by the shareholders.

          (b) A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted in favor of such action.
          (c) The vote of a majority of the number of Directors then in office shall be required to adopt a resolution constituting an Executive Committee or other committee of the Board of Directors. The vote of a majority of the Directors then holding office shall be required to adopt a resolution dissolving the Corporation without action by the shareholders in circumstances authorized by law. Vacancies in the Board of Directors may be filled as provided in Paragraph 5 of Article III of these Bylaws.

     6. Informal Action by Directors. Action taken by the Directors or members of a committee of the Board of Directors without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all of the Directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board of Directors or committee, whether done before or after the action so taken. Such action will become effective when the last Director or committee member signs the consent, unless the consent specifies a different date. Such consent will have the same force and effect as a unanimous vote of the Board of Directors or the committee, as the case may be.
     7. Attendance by Telephone. Any one or more Directors or members of a committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other simultaneously, and such participation in the meeting shall be deemed presence in person at such meeting.


                                    ARTICLE V
                                    OFFICERS

     1. Number. The officers of the Corporation shall consist of a President, a Secretary, a Vice President of Finance, and such Executive Vice Presidents, Senior Vice Presidents, other Vice Presidents, Assistant Secretaries, and other officers as the Board of Directors may from time to time appoint. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

     2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors pursuant to the affirmative vote of at least 80 percent of the Directors then in office. Such appointment may be made at any regular or special meeting of the Board of Directors. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is appointed and qualifies.

     3. Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board with or without cause pursuant to the affirmative vote of at least 80 percent of the Directors then in office; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     4. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

     5. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws. He shall preside at all meetings of shareholders and, in the absence of the Chairman of the Board of Directors, at all meetings of the Board of Directors. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     6. Executive Vice Presidents, Senior Vice Presidents, and Vice-Presidents. The Executive Vice Presidents and Senior Vice Presidents shall be superior in authority to all other Vice Presidents. The Executive Vice Presidents and Senior Vice Presidents, in order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office and shall have authority to sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent. In addition, they shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe. Vice Presidents shall perform only such duties and have only such powers as the Board of Directors shall specifically prescribe. In the absence or disability of the President and all Executive Vice Presidents and Senior Vice Presidents, Vice Presidents, in the order of their appointment, unless otherwise determined by the Board of Directors, shall perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the

President or the Board of Directors shall prescribe. The Board of Directors shall designate one or more Vice Presidents to be responsible for Finance and may designate one or more Vice Presidents to be responsible for certain other functions, including, without limitation, Operations and Personnel.

     7. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall deliver to the Secretary of State of North Carolina for filing annual reports as required under the provisions contained in Section 55-16-22 of the North Carolina Business Corporation Act or any successor to such statute. He shall sign such instruments as may require his signature, and, in general, attest the signature or certify the incumbency or signature of any other officer of the Corporation and shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

     8. Vice President, Finance. The Vice President, Finance shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall supervise the accounting affairs of the Corporation and keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within one hundred twenty days of the close of each fiscal year. The Vice President, Finance shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

     9. Assistant Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, perform the respective duties and exercise the respective powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

     10. Controller and Assistant Controllers. The Controller shall, under the supervision of the Vice President, Finance, have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer's absence or inability to act.

     11. Executive Officers. Except as otherwise designated by the Board of Directors, the Corporation's executive officers shall consist of the President, the Senior and Executive Vice Presidents, and such of the other Vice Presidents as the Board of Directors may from time to time specifically designate as executive officers, being those persons in policy-making functions of the Corporation.

     12. Bonds. The Board of Directors, by resolution, may require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

     13. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend, act, and vote at meetings on the shareholders of any corporation in which this Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised if present. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.


                                   ARTICLE VI
                     CERTIFICATES FOR AND TRANSFER OF SHARES

     1. Certificates for Shares. Shares of the capital stock of the Corporation shall be represented by certificates. Such certificates shall be in such form as required by law and as determined by the Board of Directors, and such certificates shall be issued to every shareholder for the fully paid shares owned by him. Each certificate shall be signed by the Chairman of the Board, the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer, or Assistant

Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

     2. Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee, or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

     3. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfer and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

     4.  Record Date.
          (a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than seventy days before the meeting or action requiring a determination of shareholders.

          (b) If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

          (c) When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

     5. Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

     6. Holder of Record. Except as otherwise required by law, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and otherwise to exercise the rights, powers, and privileges of ownership of such shares.

      7.  Shares held by Nominees.
          (a) The Corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary of the Corporation a written certificate in a form prescribed by the

Corporation, signed by the nominee and indicating the following: (1) the name, address, and taxpayer identification number of the nominee; (2) the name, address, and taxpayer identification number of the beneficial owner; (3) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (4) the purposes for which the beneficial owner shall be recognized as the shareholder.
          (b) The purposes for which the Corporation shall recognize a beneficial owner as the shareholder may include the following: (1) receiving notice of, voting at and otherwise participating in shareholders' meetings; (2) executing consents with respect to the shares; (3) exercising dissenters' rights under Article 13 of the North Carolina Business Corporation Act; (4) receiving distributions and share dividends with respect to the shares; (5) exercising inspection rights; (6) receiving reports, financial statements, proxy statements, and other communications from the Corporation; (7) making any demand upon the Corporation required or permitted by law; and (8) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.
          (c) The certificate shall be effective ten business days after its receipt by the Corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

          (d) If the certificate affects less than all of the shares registered in the name of the nominee, the Corporation may require the shares affected by the certificate to be registered separately on the books of the Corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

     8. Acquisition by Corporation of its Own Shares. The Corporation may acquire its own shares and shares so acquired shall constitute authorized but unissued shares. Unless otherwise prohibited by the Articles of Incorporation, the Corporation may reissue such shares. If reissue is prohibited, the Articles of Incorporation shall be amended to reduce the number of authorized shares by the number of shares so acquired. Such required amendment may be adopted by the Board of Directors without shareholder action.

     9. Shareholder Protection Act. The provisions of Article 9 of Chapter 55 of the General Statutes of North Carolina, as such Article may be amended from time to time, shall not apply to the Corporation.

     10. Control Share Acquisition Act. The provisions of Article 9A of Chapter 55 of the General Statutes of North Carolina, as such Article may be amended from time to time, shall not apply to the Corporation.

                                   ARTICLE VII
                        INDEMNIFICATION AND REIMBURSEMENT
                            OF DIRECTORS AND OFFICERS

     1.  Indemnification for Expenses and Liabilities.
          (a) Any person who at any time serves or has served: (1) as a director, officer, employee or agent of the Corporation, (2) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (3) at the request of the Corporation as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expenses in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his status as such or activities in any of the foregoing capacities or results from him being called as a witness at a time when he was not a named defendant or respondent to any Proceeding.

          (b) The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including, without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

          (c) Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided for herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

          (d) The rights granted herein shall not be limited by the provisions contained in Sections 55-8-51 through 55-8-56 of the North Carolina Business Corporation Act or any successor to such statutes.

     2. Advance Payment of Expenses. The Corporation shall (upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

     3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

     4. Definitions. The following terms as used in this Article shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director," "officer," "employee," and "agent" include the estate or personal representative of a Director, officer, employee, or agent. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     1. Distributions. The Board of Directors may from time to time declare, and the Corporation may pay, distributions and share dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Articles of Incorporation.

     2. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be an impression or stamp and may be used by the officers of the Corporation by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced. In addition to any form of seal adopted by the Board of Directors, the officers of the Corporation may use as the corporate seal a seal in the form of a circle containing the name of the Corporation and the state of its incorporation (or an abbreviation thereof) on the circumference and the word "Seal" in the center.

     3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

     4. Effective Date of Notice. Except as provided in Paragraph 5.(a) of
Article II, written notice shall be effective at the earliest of the following:
(1) when received; (2) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; (3) upon confirmation of receipt by answerback code, if sent by facsimile transmission; (4) upon transmission, if sent by telegraph or teletype; or (5) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee.

     5. Corporate Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or be in the form of punch cards, magnetic tape, photographs, microphotographs or any other information storage device; provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. The Corporation shall maintain at its principal office the following records: (1) Articles of Incorporation or Restated Articles of Incorporation and all amendments thereto; (2) Bylaws or Restated Bylaws and all amendments thereto; (3) resolutions by the Board of Directors creating classes or series of shares and affixing rights, preferences or limitations to shares;
(4) minutes of all shareholder meetings or action taken without a meeting for the past three years; (5) all written communications to shareholders for the past three years, including financial statements; and (6) the Corporation's most recent annual report filed with the North Carolina Secretary of State.

     6.  Bylaw Amendments.
          (a) Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present or by the shareholders at any regular or special meeting of shareholders at which a quorum is present if the votes cast favoring such action exceed the votes cast opposing such action.

          (b) The Board of Directors shall have no power to adopt a Bylaw: (1) changing the statutory requirement for a quorum of Directors or action by Directors or changing the statutory requirement for a quorum of shareholders or action by shareholders; (2) providing for the management of the Corporation otherwise than by the Board of Directors or the committees thereof; (3) increasing or decreasing the fixed number for the size of the Board of Directors or range of Directors, or changing from a fixed number to a range, or vice versa; or (4) classifying and staggering the election of Directors.

          (c) No Bylaw adopted, amended or repealed by the shareholders may be readopted, amended or repealed by the Board of Directors, except to the extent that the Articles of Incorporation or a Bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular Bylaw or the Bylaws generally.

     7. Amendments to Articles of Incorporation. To the extent permitted by law, the Board of Directors may amend the Articles of Incorporation without shareholder approval to (1) delete the initial directors' names and addresses;
(2) change the initial registered agent or office in any state in which it is qualified to do business, provided such change is on file with the respective Secretary of State; (3) change each issued and unissued share of an outstanding class into a greater number of whole shares, provided that class is the Corporation's only outstanding share class; (4) change the corporate name by substituting "corporation," "incorporated," "company," "limited," or the abbreviations therefor for a similar word or abbreviation or by adding, deleting or changing a geographic designation in the name; (5) make any other change expressly permitted by the North Carolina Business Corporation Act to be made without shareholder action. All other amendments to the Articles of Incorporation must be approved by the affirmative vote of 75 percent of the votes present at a meeting of shareholders at which a quorum is present, in accordance with Article X of the Corporation's Articles of Incorporation. The notice of any such meeting must state that the purpose, or one of the purposes, of the meeting is to consider the proposed amendment, and the notice must be accompanied by a copy or summary of the amendment or amendments. The Board of Directors must recommend any amendment to the Articles to be considered by shareholders as set forth in, and subject to the terms of, North Carolina General Statutes ss.55-10-03(a).

Note: This Bylaw provision has not been adopted by the share-holders of the Corporation, but reflects the provisions of the Articles of Incorporation for ease of reference.